Exhibit 23
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated November 10, 2000 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File No. 2-75943, Registration Statement File No. 33-46465, Registration Statement File No. 33-47109, Registration Statement File No. 33-79515, Registration Statement File No. 33-87877 and Registration File No. 33-36984.


                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                             Arthur Andersen LLP

Greensboro, North Carolina,
    December 22, 2000.